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                                                                   EXHIBIT 10.19

                            DUKE CAPITAL CORPORATION


                                                               November 30, 1998

TCTM, L.P.
370 17th Street, Suite 2350
Denver, Colorado  80202

         Re: Payment Guarantees of Certain Obligations of TCTM, L.P.

Dear Sirs:

         In connection with the acquisition of certain assets of Duke Energy Transport and Trading Company ("DETTCO") by TEPPCO Partners, L.P. ("TEPPCO"), Duke Capital Corporation (the "Corporation") agrees to guarantee the payment obligations of TCTM, L.P. and its subsidiaries (the "Operating Partnership") under certain commercial contracts between the Operating Partnership and third parties. In each case, however, a guarantee will be provided under this agreement with respect to any such contract only to the extent that a guarantee of such payment obligations by TEPPCO is not acceptable to the beneficiary of the guarantee. Guarantee agreements delivered pursuant to this agreement will be in such form and on such terms as will be satisfactory to the Corporation and TEPPCO. The aggregate outstanding amount of guarantees provided by the Corporation under this agreement will not exceed $100 million at any point in time.

         The obligation of the Corporation to provide guarantees hereunder will expire on November 30, 2001. In consideration of this agreement, TEPPCO will pay the Corporation an annual fee of $100,000, payable annually within thirty days after the date of this letter and after each of the first and second anniversaries thereof during the term of this agreement. In addition, TCTM, L.P. agrees to promptly repay to the Corporation any and all amounts paid by the Corporation on any guarantee provided pursuant to this agreement, and further agrees to indemnify the Corporation against any and all losses, claims, liabilities, damages and expenses ("Losses") arising from or related to the Corporation's performance of its obligations hereunder or under any guarantee provided hereunder, including the fees and expenses of its counsel related thereto, provided, that no indemnification shall be payable hereunder with respect to Losses arising primarily from the gross negligence or willful misconduct of the Corporation.

                                           DUKE CAPITAL CORPORATION


                                           By: /s/ DAVID L. HAUSER
                                               --------------------------------
                                               David L. Hauser
                                               Vice President and Treasurer


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AGREED, ACCEPTED AND ACKNOWLEDGED:
TCTM, L.P.

By its general partner,
TEXAS EASTERN PRODUCTS PIPELINE COMPANY


By: /s/ WILLIAM L. THACKER
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    William L. Thacker
    Chairman of the Board, President and Chief Executive Officer